FIRST SUPPLEMENTAL INDENTURE

                          FIRST SUPPLEMENTAL INDENTURE, dated as of April 8, 2002 (this "Supplemental Indenture"), between ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 10435 Downsville Pike, Hagerstown, Maryland 21740-1766, and BANK ONE TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee"), having its Corporate Trust Office at 153 West 51st Street, 5th Floor, New York, New York 10019.

RECITALS

                          WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 8, 2002 (the "Indenture"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness;

WHEREAS, capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Indenture;

WHEREAS, pursuant to Board Resolution, the Issuer has authorized the issuance of $650,000,000 of its 8.25% Notes due 2012 (the "Notes");

WHEREAS, the Issuer desires to establish the terms of the Notes in accordance with Section 301 of the Indenture and to establish the form of the Notes in accordance with Section 201 of the Indenture;

                          WHEREAS, the Issuer and the Trustee have each duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes as in this Supplemental Indenture provided;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer and the Trustee, in accordance with its terms have been done;
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1. TERMS OF THE NOTES. The following terms relating to the Notes are hereby established:

(1) The Notes shall constitute a series of Securities having the title "8.25% Notes due 2012".

                          (2)     The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1108 of the Indenture) shall initially be limited to $650,000,000. The Company may, without the consent of the Holders, create and issue additional Securities (the "Additional Securities") ranking equally with the Securities and otherwise similar in all respects so that the Additional Securities shall be consolidated and form a single series with the Securities. The Company may not issue Additional Securities if an Event of Default shall occur and be continuing with respect to the Securities.

                          (3)     Interest on any Note shall be payable only to the Person in whose name that Note (or one or more predecessor Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

(4) The entire outstanding principal of the Notes shall be payable on April 15, 2012, which date shall be the Stated Maturity for the payment of principal on the Notes.

                          (5)     The rate at which the Notes shall bear interest shall be 8.25%; the date from which interest shall accrue on the Notes shall be the date hereof; the Interest Payment Dates for the Notes on which interest shall be payable shall be April 15 and October 15 in each year, beginning October 15, 2002; the Regular Record Date for the interest payable on the Notes on any Interest Payment Date shall be the April 1 or October 1 preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

                          (6)     If (i) on or prior to the 180th day following the original issue date of the Securities, the Company's registration statement (the "Exchange Registration Statement") under the Securities Act, registering a security substantially identical to this Security (except that such Security will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") (or, in lieu thereof, a registration statement registering this Security for resale (a "Resale Registration Statement")) has not become or been declared effective; or (ii) on or prior to the 225th day following the date of original issue of the Securities, neither the Exchange Registration Statement has been consummated nor, if applicable, the Resale Registration Statement has been declared effective; or (iii) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iii) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), then interest will accrue (in addition to any stated interest on the Securities) (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the 90-day period immediately following the occurrence of the Registration Default, which rate shall be increased by 0.25% per annum at the beginning of each subsequent 90-day period (provided that the rate at which such additional interest accrues shall not exceed 0.50% per annum in the aggregate) and interest shall be payable at such increased rate until such time (the "Step-Down Date") as no Registration Default is in effect (after which such interest rate will be restored to its initial rate) or the first date the Securities become freely tradeable under Rule 144(k) of the Securities Act. Interest accruing as a result of the Step-Up (which shall be computed on the basis of a 365-day year and the actual number of days elapsed) is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on April 15 and October 15 in each year.

                          (7)     The Notes may be redeemed at any time at the option of the Issuer, in whole or in part, at a redemption price (the "Redemption Price") equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 35 basis points, plus accrued interest to the Redemption Date.

                                    If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes (or any portion thereof) shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes shall be to receive payment of the Redemption Price with respect to such Notes or portion thereof so redeemed.

                                    Notice of any optional redemption of any Notes (or any portion thereof) shall be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, which Notes shall be redeemed, the Redemption Date, the Redemption Price, and the principal amount of the Notes held by such Holder to be redeemed.

                                    The Issuer shall notify the Trustee at least 30 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and their Redemption Date. If less than all the Notes of a series are to be redeemed, at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.

                                    In the event of redemption of the outstanding principal amount of the Notes of a series in part only, a new Note (or Notes) for the amount of the unredeemed portion thereof shall be issued in the name of the Holder(s) thereto, upon cancellation thereof.

                                    "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                                    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                                    "Comparable Treasury Price" means, with respect to any Redemption Date: (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                                    "Reference Treasury Dealer" means (a) each of Banc of America Securities LLC, J.P. Morgan Securities Inc., and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

(8) The Notes shall not be redeemable at the option of any Holder thereof under any circumstances. The Notes shall not have the benefit of any sinking fund.

(9) The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

(10) The Notes shall be payable on the Stated Maturity in an amount equal to the principal amount thereof plus any unpaid interest accrued to such Stated Maturity.

(11) The Notes shall be denominated in U.S. Dollars and payments of the principal of and interest on the Notes shall be made in U.S. Dollars.

                          (12)     The Notes shall be issued at 99.822% of their stated principal amount. The entire outstanding principal amount of the Notes payable hereunder in connection therewith shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

(13) The principal amount of the Notes, payable at the Stated Maturity, will at all times be determinable.

(14) The Notes established hereunder shall be defeasible pursuant to Article Twelve of the Indenture at the election of the Issuer.

                          (15)     The Notes offered and sold (A) to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act and (B) outside the United States in accordance with Regulation S under the Securities Act, and shall be issuable in whole or in part as Global Securities in fully registered form (without coupons) in the form attached as Exhibit A hereto. Holders of definitive Notes and beneficial owners of interests in the Global Notes may exchange such interests for Notes of like tenor or any authorized form and denomination only in the manner provided in this Supplemental Indenture and in Section 305 of the Indenture. The Depository Trust Company shall be the Depositary with respect to the Global Securities.

(16) There shall be no additions to or changes in the Events of Default applicable to the Notes.

(17) The Notes shall not be subordinated to any other Indebtedness of the Issuer, and shall constitute senior unsecured obligations of the Issuer.

(18) (A) The Trustee shall also be the Security Registrar and Paying Agent with respect to the Notes.

(B) The Holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

                                      (C)     The Notes will initially be offered and sold to Banc of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., NatCity Investments, Inc., Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and The Williams Capital Group, L.P. (the "Initial Purchasers") pursuant to a Purchase Agreement, dated as of April 3, 2002, and will be resold by such Initial Purchasers only to (i) persons a Purchaser reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (ii) outside the United States in a transaction meeting the requirements of Regulation S under the Securities Act. The Notes shall initially be deemed "Restricted Notes" and shall bear on their face, and be subject to the restrictions set forth in, the following legend (provided that the term "Restricted Notes" shall not include Notes as to which restrictions have been terminated in accordance with clause (20)(D) below):

[If Restricted Securities, then insert - THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS SECURITY REPRESENTS TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT THE CONSENT OF ALLEGHENY ENERGY SUPPLY COMPANY, LLC) OTHER THAN (i) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (ii) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (iii) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSE (ii), (iii) OR (iv), TO THE RECEIPT BY ALLEGHENY ENERGY SUPPLY COMPANY, LLC OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE OF A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).]

[If Regulation S Securities, then insert --THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.]

                                      (D)     Every Restricted Note issued hereunder, including any Note issued upon transfer or exchange thereof, shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of such Restricted Note pursuant to clause (17)(C) above unless such restrictions of transfer shall be waived by the Issuer in writing, and the Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. If at any time DTC notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Note or if at any time DTC has ceased to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, the Issuer shall appoint a successor depository with respect to the Global Note and provide notice to the Trustee of such appointment. If (x) a successor depository for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such Global Note advise DTC, with a copy to the Trustee and the Issuer, to cease acting as depository for such Global Note or (z) the Issuer, in its sole discretion, determines at any time that all (but not less than all) Outstanding Notes issued or issuable in the form of Global Note shall no longer be represented by such Global Note and advises the Trustee and DTC of such determination, then the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in a definitive form in an aggregate principal amount equal to the principal amount of such Global Note.

                                      On or after the earliest date on which such interest may be so exchanged as described above, the Global Note shall be surrendered for exchange by DTC to the Trustee; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Global Note for which exchange is requested may be among those selected for redemption. If a definitive Note is issued in exchange for any portion of the Global Note after the close of business at the office or agency where such exchange occurs on (i) a Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) a Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, such interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of the Indenture.

                                      Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by a transferor's certificate in the form of Exhibit B hereto confirming that such proposed transfer complies with any restrictions on transfer then applicable to such Restricted Note. Neither the Registrar nor any transfer agent shall be required to accept for registration of transfer or exchange any Restricted Note unless such Registrar or Transfer Agent is satisfied that the restrictions on transfer set forth in the Indenture have been complied with.

                                      The restrictions imposed by this clause (17)(D) and clause (17)(C) upon the transferability of any particular Restricted Note shall terminate when such Restricted Note has been (i) sold pursuant to an effective registration statement, (ii) transferred pursuant to Rule 144 under the Securities Act, or any successor provision thereto ("Rule 144"), unless the Holder thereof is an affiliate of the Issuer within the meaning of Rule 144, or (iii) transferred pursuant to Regulation S. Any Restricted Note (or portion thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note (or the Restricted Note of which such interest is a part) for exchange to the Registrar or any transfer agent in accordance with the provisions of the Indenture (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and in form acceptable to the Issuer, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144) be exchanged for a new Note (or an interest in a new Global Note), of like aggregate principal amount, which shall not bear the restrictive legend required by clause (17)(C) above. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act.

As used in this clause (17)(D), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

                                      (E)     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

SECTION 2. FORM OF NOTE. The Notes shall be in the form set forth in Exhibit A hereto.

                                      SECTION 3. CONFIRMATION OF INDENTURE. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 4. GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

                                      SECTION 5. SEPARABILITY. In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                      SECTION 6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together, constitute but one and the same instrument.

                          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.

                                                 ALLEGHENY ENERGY SUPPLY
                                                 COMPANY, LLC
                                                 By: /s/ Bruce E. Walenczyk
                                                 Name: Bruce E. Walenczyk
                                                 Title: Vice President

Attest:
/s/ Marleen L. Brooks
Name: Marleen L. Brooks
Title: Secretary

                                                 BANK ONE TRUST COMPANY, N.A.
                                                 By:  /s/ Mary R. Fonti
                                                       Name: Mary R. Fonti
                                                       Title: Vice President

Attest:
/s/ Steve M. Husbands
Name: Steve M. Husbands
Title: Vice President

ALLEGHENY ENERGY SUPPLY COMPANY, LLC 8.25% NOTES DUE 2012
[CUSIP No. ] [ISIN No.: ] [Common Code No.: ] No. [ ] $

                          Allegheny Energy Supply Company, LLC, a limited liability company duly organized and existing under the laws of Delaware (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                 ($                    ) Dollars (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2012, and to pay interest thereon from April 8, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year commencing October 15, 2002 at the rate of 8.25% per annum, until the principal hereof is paid or made available for payment; provided, however, that if (i) on or prior to the 180th day following the original issue date of the Securities, the Company's registration statement (the "Exchange Registration Statement") under the Securities Act, registering a security substantially identical to this Security (except that such Security will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") (or, in lieu thereof, a registration statement registering this Security for resale (a "Resale Registration Statement")) has not become or been declared effective; or (ii) on or prior to the 225th day following the date of original issue of the Securities, neither the Exchange Registration Statement has been consummated nor, if applicable, the Resale Registration Statement has been declared effective; or (iii) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iii) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), then interest will accrue (in addition to any stated interest on the Securities) (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the 90-day period immediately following the occurrence of the Registration Default, which rate shall be increased by 0.25% per annum at the beginning of each subsequent 90-day period (provided that the rate at which such additional interest accrues shall not exceed 0.50% per annum in the aggregate) and interest shall be payable at such increased rate until such time (the "Step-Down Date") as no Registration Default is in effect (after which such interest rate will be restored to its initial rate) or the first date the Securities become freely tradeable under Rule 144(k) of the Securities Act. Interest accruing as a result of the Step-Up (which shall be computed on the basis of a 365-day year and the actual number of days elapsed) is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on April 15 and October 15 in each year. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security (as defined in the Indenture) in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.

                          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, it shall be postponed to the following Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If this Security is issued in certificated form, payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                 ALLEGHENY ENERGY SUPPLY
                                                 COMPANY, LLC

                                                 By:  /s/ Bruce E. Walenczyk
                                                 Name:  Bruce E. Walenczyk
                                                 Title: Vice President

Attest:

/s/ Marleen L. Brooks
Name: Marleen L. Brooks
Title: Secretary

This is one of the Securities referred to in the within-mentioned Indenture.

                                                 BANK ONE TRUST COMPANY, N.A.,
                                                                       as Trustee

                                                 /s/ Mary R. Fonti
                                                 Name: Mary R. Fonti
                                                 Title: Vice President

Attest:

/s/ Steve M. Husbands
Name: Steve M. Husbands
Title: Vice President

(Reverse of Security)

                          This Security is one of a duly authorized issue of Securities of the Company designated as its 8.25% Notes due 2012 (the "Securities"), issued under an Indenture, dated as of April 8, 2002 as supplemented by the Supplemental Indenture dated as of April 8, 2002 (collectively, the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture). The Securities will be unlimited in aggregate principal amount. The Securities will initially be issued in an aggregate principal amount of $650,000,000. The Company may, without the consent of the Holders, create and issue additional Securities (the "Additional Securities") ranking equally with the Securities and otherwise similar in all respects so that the Additional Securities shall be consolidated and form a single series with the Securities. The Company may not issue Additional Securities if an Event of Default shall occur and be continuing with respect to the Securities. The Company may register a security substantially identical to this Security (except that such Security will not contain terms with respect to the payment of Special Interest (as described on the face of this Security) or transfer restrictions) pursuant to an Exchange Offer or, in lieu thereof, a Resale Registration Statement. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 35 basis points, plus accrued interest to the Redemption Date.

The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

                          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                          "Comparable Treasury Price" means, with respect to any Redemption Date: (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                          "Reference Treasury Dealer" means (a) each of Banc of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., NatCity Investments, Inc., Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and The Williams Capital Group, L.P. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

                          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

                          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities do not have the benefit of any sinking fund obligations.

                          In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                          Unless the context otherwise requires, the Original Securities (as defined in the Indenture) and the Exchange Securities (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

                          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest (other than Special Interest) on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.